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                                                                   EXHIBIT 10.3






                             RESTRUCTURING AGREEMENT





                        MORNING VIEW TERRACE TRANSACTION





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                            RESTRUCTURING AGREEMENT


         THIS RESTRUCTURING AGREEMENT, dated as of May 23, 1997 (this "Agreement"), by and among PGP MORNING VIEW TERRACE HOLDINGS INC., a Delaware corporation (herein, "PGP-MVT"), PACIFIC GULF PROPERTIES INC., a Maryland corporation (herein, "PGP"), MORNING VIEW TERRACE, a California general partnership, and all of the general partners thereof, namely DONALD R. SHORT and MARILYN M. SHORT, as trustees of the Short Family Trust under Declaration of Trust dated May 1, 1989, and SHORT MORNING VIEW LTD., a California limited partnership (collectively, the "Existing Partners").

                                  WITNESSETH:

         WHEREAS, Morning View Terrace is a general partnership formed pursuant to that certain Partnership Agreement, dated November 6, 1984, as amended, and existing under the laws of the State of California (the "California General Partnership");

         WHEREAS, the California General Partnership owns and manages a 326-unit apartment complex known as the Morning View Terrace Apartments (the "Property") in the City of Escondido, County of San Diego, California;

         WHEREAS, the California General Partnership desires to convert from a California general partnership to a Delaware limited partnership (the "Delaware Limited Partnership");

         WHEREAS, Section 17-217 of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. Section 17-101, et seq., and Article 9 of the Uniform Partnership Act of 1994 authorize the conversion of the California General Partnership to the Delaware Limited Partnership;

         WHEREAS, PGP-MVT will be admitted as a general partner of the California General Partnership upon execution of the California General Partnership Amendments, and will, upon Conversion, be the sole general partner of the Delaware Limited Partnership; and

         WHEREAS, the Existing Partners of the California General Partnership will, upon Conversion, be the limited partners of the Delaware Limited Partnership.

         NOW, THEREFORE, the parties hereto hereby agree as follows:





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                                   ARTICLE 1
                                  DEFINITIONS

         Certain of the terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth below.

         1.1.    "Added Net Value" shall mean an amount computed by dividing
(i) the positive difference, if any, of Available Cash for the period from and including the Effective Date to and including the Date over $1,930,500, multiplied by 50%, by (ii) .083.

         1.2. "Amended Statement of Partnership" means that certain amendment to the Statement of Partnership currently on record with the County Recorder's Office of San Diego County.

         1.3. "Approved Title Form" shall mean the Preliminary Report for the Property in the form of, and containing the exceptions, described on Exhibit K.

         1.4. "Appurtenances" shall mean all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type or nature which are appurtenant to or otherwise benefit a parcel of Land and/or the Improvements located thereon, including without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land, as well as all development rights, air rights, water, water rights and water stock relating to a parcel of Land and any other easements, rights of way or appurtenances and used in connection with the beneficial operation, use and enjoyment of such Land and/or Improvements or any other appurtenance, together with all rights of the California General Partnership in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of the California General Partnership in any land lying in the bed of any existing or proposed street adjacent to any Land.

         1.5. "Bankruptcy Code" shall mean Title 11 of the U.S. Code, as now constituted or hereafter amended.

         1.6. "California General Partnership Amendments" shall mean the amendments to the general partnership agreement of the California General Partnership substantially in the form attached hereto as Exhibit G and Exhibit H.

         1.7. "CAL. UPA" shall mean the California Uniform Partnership Act of 1994, Section 16100 et seq. of the California Corporations Code.

         1.8. "Certificate of Limited Partnership" means the Certificate of Limited Partnership required to be filed with the Secretary of State of the State of Delaware pursuant to Section 17-217 of the DEL. RULPA.





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         1.9.    "Closing" shall mean the consummation of the Conversion. The
Conversion shall occur not later than the Closing Deadline.

         1.10.   "Closing Deadline" shall mean June 16, 1997.

         1.11. "Code" shall mean the Internal Revenue Code of 1986, as amended, including all tax regulations promulgated thereunder.

         1.12. "Conditions Precedent" shall mean, collectively, the PGP-MVT Conditions Precedent and the Existing Partners Conditions Precedent, each set forth in Article 7 and Article 8, respectively, of this Agreement.

         1.13. "Contracts" shall mean all written or oral management, architectural, engineering, leasing, insurance, bonding, construction, financing, guarantee, indemnity, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, equipment leasing, supply, warranty, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments (excluding the Leases) in any way relating to the Property or any part thereof. The foregoing shall not, however, include any contract of engagement for the legal services of Sheppard, Mullin, Richter & Hampton.

         1.14. "Conversion Agreement" shall mean the Agreement and Plan of Conversion required to be executed by PGP-MVT and the Existing Partners under the DEL. RULPA and the CAL. UPA.

         1.15. "Conversion" shall mean the conversion of the California General Partnership to the Delaware Limited Partnership as contemplated under this Agreement and the other Transaction Documents referred to herein, and shall also include the refunding of the Tax Exempt Debt, the execution of the California General Partnership Amendments, the execution of the LP Agreement and all other transactions related to the foregoing.

         1.16. "Date" shall mean the date which is eighteen (18) months after the Effective Date.

         1.17. "Deferred Maintenance" shall mean all costs identified by PGP-MVT as costs of deferred maintenance to the California General Partnership assets.

         1.18. "Delaware Certificate of Conversion" shall mean the Certificate of Conversion required to be filed with the Secretary of State of the State of Delaware pursuant to Section 17-217 of the DEL. RULPA.

         1.19. "Delaware Limited Partnership" means Morning View Terrace - PGP, L.P., a Delaware limited partnership.

         1.20. "DEL. RULPA" shall mean the Delaware Revised Uniform Limited Partnership





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Act, 6 Del.C. Section  17-101, et seq.

         1.21. "Deposits and Reimbursements" shall mean (a) deposits made with or tendered to utility companies to secure service or to permit the California General Partnership or their predecessors in interest to tie in to existing service grids or to cause a utility company to install connections or extensions necessary to provide service, (b) deposits made by the California General Partnership or their predecessors in interest with any bonding or surety company or deposits, bonds or other financial security devices posted with or for the benefit of any governmental or quasi-governmental agency in connection with subdivision or public improvement bonds obtained by the California General Partnership or their predecessors in interest or in connection with any development agreement, subdivision agreement, parcel map or tract map, and (c) any refundable fees, payments or reimbursements which the California General Partnership or its predecessors in interest or the then-current owner or occupant of the Real Property or Improvements is entitled to receive from any governmental or quasi-governmental or private body in respect of the ownership and development of the Land or Improvements or any public improvements made in connection with the Land or Improvements.

         1.22. "Effective Date" shall mean the effective date set forth in the Delaware Certificate of Conversion filed with the Secretary of State of the State of Delaware.

         1.23. "Environmental Requirements" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

         1.24. "Exchange Rights Agreement" shall mean that certain Exchange Rights Agreement, in substantially the form attached hereto as Exhibit B.

         1.25.   "Existing Contracts" shall mean those Contracts identified on
Exhibit I.

         1.26. "Existing Partners" shall mean the existing partners of the California General Partnership and who will, upon Conversion, become the limited partners of the Delaware





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Limited Partnership pursuant to the LP Agreement.

         1.27. "Existing Partners' Conditions Precedent" shall have the meaning contained in Article 8.

         1.28. "Hazardous Materials" shall mean (i) any flammables, explosive or radioactive materials, contaminants or hazardous or toxic wastes, materials or substances or related materials whether solid, liquid or gaseous in nature, including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C.,
Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of California or any political subdivision thereof; (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

         1.29. "Improvements" shall mean all improvements, structures or fixtures constructed upon the Land and/or Appurtenances, including without limitation, all buildings and structures presently located on the Land and/or Appurtenances, all apparatus, equipment and appliances presently located on the Land and/or Appurtenances, and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the lessor upon termination of a Lease.

         1.30. "Indemnification Agreement" shall mean that certain indemnification agreement, dated June 12, 1997, by and among PGP, the Delaware Limited Partnership, Terrace Gardens - PGP, L.P., and Pacific Inland Communities, LLC.





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         1.31.   "Insolvency Laws" shall mean any applicable federal or state bankruptcy law or other similar law.

         1.32. "Intangible Personal Property" shall mean all of the California General Partnership's right, title, claim, interest and estate in, to and under any and all (i) intangible personal property owned by the California General Partnership which relates in any manner to or arises from or in connection with the Real Property and/or Tangible Personal Property and any and all other property, rights in or to property, general intangibles and contractual rights which the California General Partnership may have which are necessary or useful in connection with, or otherwise affect or relate to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property and/or Tangible Personal Property, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, applications, entitlements, Licenses and Entitlements, subdivision or other bonds, Deposits and Reimbursements, engineering or soil reports, environmental and hazardous and toxic waste reports and studies, surveys, maps, correspondence, inspection reports, management reports, marketing reports, marketing displays and brochures, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, copies of all books and records (provided all original Leases and Lease files are included in this definition), all claims, choses in action, judgments, remedies, damages and causes of action all easements, licenses and rights-of-way, occupancy or use agreements and all other documents affecting or relating to the Real Property and/or Tangible Personal Property; (ii) insurance proceeds received after Closing on account of a pre-Closing event, but only to the extent of costs or liabilities not covered by the Existing Partners' indemnity; (iii) any trademark, service mark, trade name or name customarily used or associated with the Real Property and/or Tangible Personal Property, and (iv) any and all other warranties, guarantees, permits, entitlements and other intangible rights of any type or nature.

         1.33. "Land" shall mean the parcels of real property described on the Approved Title Form in Exhibit K attached hereto.

         1.34. "Law(s)" shall mean all applicable housing and building codes, environmental, life safety, laws, rules and regulations including without limitation, those related to handicapped or disabled (including without limitation ADA and the Fair Housing Amendments Act of 1988) and land use and zoning laws and regulations, and other applicable local, state and federal laws and regulations.

         1.35. "Leases" shall mean all leases, occupancy agreements and other similar agreements, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Property, which are described on a Rent Roll.

         1.36. "Licenses and Entitlements" shall mean all licenses, franchises, certifications, authorizations, approvals, rights, privileges, entitlements and permits issued or approved by any





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governmental or quasi-governmental authority or other person or entity having authority over the Property, and all applications, filings and submittals therefor, in each case relating to the operation, ownership, subdivision, development, use or maintenance of the Property or any part thereof, including, without limitation, construction permits, grading permits, elevator permits, machinery permits, business licenses, ingress and egress permits, development agreements, subdivision, parcel and tract maps and approvals thereof, plans and/or permits required under the applicable zoning regulations, variances, utility agreements and commitments, improvement agreements, certificates of occupancy and the like, but excluding therefrom for all purposes of this Agreement any licenses issued to or solely on behalf of any Tenant.

         1.37. "Losses and Liabilities" shall mean any and all obligations, liabilities, claims, liens or encumbrances, demands, losses, damages, causes of action, judgments, costs and expenses (including attorneys' fees), whether direct, contingent or consequential, and no matter how arising, incurred or suffered by any indemnified party.

         1.38. "LP Agreement" shall mean the Limited Partnership Agreement among PGP-MVT and the Existing Partners governing the Delaware Limited Partnership, substantially in the form attached hereto as Exhibit A, with such additions thereto and changes therein as are approved by the parties executing the same, with such approval to be conclusively evidenced by the execution and delivery thereof.

         1.39. "Net Value" shall mean $15,000,000 minus the outstanding principal balance of the Tax Exempt Debt as of the Effective Date.

         1.40. "Partnership Units" shall mean the partnership units granted upon execution of the California General Partnership Amendments.

         1.41. "Personal Property" shall mean the Tangible Personal Property and the Intangible Personal Property.

         1.42. "PGP" shall mean Pacific Gulf Properties Inc., a Maryland corporation.

         1.43. "PGP-MVT Capital Contribution" shall mean cash to be contributed at Closing by PGP-MVT to the California General Partnership in the amount of up to $250,000 to pay Transaction Expenses; provided, however, that, following a reconcilliation of all Transaction Expenses following closing, should the Transaction Expenses exceed $250,000, PGP-MVT may contribute such additional amounts as necessary to pay such Transaction Expenses and will receive a capital account credit for such amount.

         1.44. "PGP-MVT Conditions Precedent" shall mean the conditions precedent described in Article 7.

         1.45. "PGP-MVT" shall mean PGP Morning View Terrace Holdings Inc., a Delaware





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corporation which will operate as the general partner of the Delaware Limited
Partnership.

         1.46. "PGP Share Price" shall mean, with respect to the common stock of Pacific Gulf Properties Inc., a Maryland corporation, the average closing price on the New York Stock Exchange for the ten (10) consecutive trading days immediately preceding the Effective Date.

         1.47. "Property" shall mean the Morning View Terrace Apartments located in the City of Escondido, County of San Diego, California, including all Real Property and Personal Property.

         1.48. "Property Tax Refunds" shall mean all amounts which the California General Partnership or the Delaware Limited Partnership is entitled to receive or receives with respect to property taxes, assessments or community facility district taxes or assessments paid prior to the Effective Date. The California General Partnership has assigned all right, title and interest in the Property Tax Refunds to the Existing Partners.

         1.49. "Qualified Project Costs" shall mean costs in connection with the acquisition, construction and installation of the Property financed by Tax Exempt Debt, but only to the extent that (i) such costs were paid or incurred by or on account of the California General Partnership or any related person on or after the applicable inducement date, the date of the first official action by the issuer of the Tax Exempt Debt expressing its intent to issue revenue bonds to assist in financing such Property, (ii) such costs are chargeable to such Property's capital account or would be so chargeable either with a proper election by the California General Partnership or but for a proper election by the California General Partnership to deduct such costs, within the meaning of old Treasury Regulation 1.103-8(a)(1); (iii) if any portion of the Property was constructed by a related person of the California General Partnership (whether as a general contractor or a subcontractor), such costs include only the actual out-of-pocket costs incurred by such related person in constructing the Property (or any portion thereof) and not, for example, intercompany profits resulting from members of an affiliated group (within the meaning of Section 1504 of the Code) participating in the construction of the Property or payments received by such related person due to early completion of the Property (or any portion thereof); (iv) such costs do not constitute leasing commissions, costs of advertising for the Property or other cost related to the rental of units in the Property or management fees for the management and operation of the Property after the completion date of such Property; and (v) such costs are used to finance residential rental property described in Section 103(b)(4)(A) of the Code and Section 1.103-8(b) of the Treasury Regulations.

         1.50. "Real Property" shall mean the Land, Improvements and Appurtenances.

         1.51. "Rent Roll" shall mean the current gross rent roll of the Property, listing for each tenant the (a) name, (b) location of leased premises, (c) rent, (d) obligation for reimbursement of expenses, (e) amount of security deposit and rent paid more than thirty (30) days in advance, (f) lease commencement date, (g) lease termination date, (h) any free rent, or other unexpired





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concessions, if any, and (i) a description of any uncured defaults, certified by the California General Partnership as true, complete and correct, and delivered to PGP-MVT under certificate of authenticity and accuracy by the California General Partnership concurrently with the execution and delivery hereof, a copy of which is set forth as Exhibit J. The omission of any item listed in (a)-(j), inclusive, from the Rent Roll (as certified by the California General Partnership) shall be deemed to be intentional and shall constitute a representation that the omitted items are not in existence or are otherwise inapplicable.

         1.52. "Tangible Personal Property" shall mean and include any and all tangible personal property owned by the California General Partnership located at, upon or about, or affixed or attached to, or installed in the Real Property, or used or to be used in connection with or incorporated into or otherwise relating to the Real Property or its ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing, including, but not limited to, fixtures, furniture, furnishings, tools, machinery, appliances and other apparatus and equipment, supplies and other inventories, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel plans, specifications, operational handbooks, machinery and/or equipment operational instructions and/or specifications, surveys, drawings, and records, files and papers, whether in hard copy or computer format, including, without limitation, structural and engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former lessees and clients, personnel and employment records, and any information relating to taxes imposed on the Real Property.

         1.53. "Tax Exempt Debt" shall mean the existing tax exempt financing encumbering the Property which is to be refunded as a part of the Conversion.

         1.54. "Tax Exempt Debt Instruments" shall mean the Tax Exempt Debt and the agreements and other instruments described on Exhibit C entered into or evidencing the Tax Exempt Debt.

         1.55. "Tax Exempt Debt Refunding Instruments" shall mean the Tax Exempt Refunding Debt and the agreements and other instruments to be entered into or otherwise evidencing the Tax Exempt Refunding Debt.

         1.56. "Tax Exempt Debt Reserves" shall mean all amounts deposited with the City of Escondido or Bank of America as a reserve in connection with the Tax Exempt Debt. The California General Partnership has assigned all right, title and interest in the Tax Exempt Debt Reserves to the Existing Partners.

         1.57. "Tax Exempt Refunding Debt" shall mean the tax exempt financing which will refund the Tax Exempt Debt and will thereafter encumber the Property.

         1.58. "Tenant" shall mean each lessee or tenant occupying any portion of the Property.





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         1.59.   "Term Sheet" shall mean that certain Term Sheet for the
Morning View Terrace Transaction, effective as of April 4, 1997, and executed by PGP and all Existing Partners.

         1.60. "Transaction Documents" shall mean this Agreement, the Conversion Agreement, the California General Partnership Amendments, the LP Agreement, the Exchange Rights Agreement, the Tax Exempt Debt Refunding Instruments and any other document or agreement contemplated by the foregoing.

         1.61. "Transaction Expenses" shall mean an amount of cash equal to the sum of: (i) all fees, costs and expenses incurred in connection with the negotiation, drafting and completion of the Transaction Documents; (ii) all fees, costs and expenses incurred in connection with all agreements, documents and other instruments relating to the admission of PGP-MVT to the California General Partnership; (iii) all fees, costs and expenses of an audited financial statement and operating statement for the California General Partnership for the year 1996 as prepared by Ernst & Young and necessary, in the judgment of PGP or PGP-MVT, to satisfy all applicable reporting requirements under Federal securities laws; (iv) all costs of refinancing the outstanding principal balance of the Tax Exempt Debt with debt that is credit-enhanced by the Federal National Mortgage Association; and (v) all due diligence expenses, including out of pocket expenses, of PGP or PGP-MVT for inspection of the California General Partnership's assets.

                                   ARTICLE 2
                        AGREEMENTS REGARDING CONVERSION

         SECTION 2.1. THE CALIFORNIA GENERAL PARTNERSHIP AMENDMENTS. Subject to and upon the terms and conditions of this Agreement, at the Closing the Existing Partners and PGP-MVT do hereby agree to execute and deliver the California General Partnership Amendments.

         SECTION 2.2.  THE CONVERSION.

         (a) At Closing, after satisfaction or, to the extent permitted hereunder, waiver by PGP-MVT and the Existing Partners of the Conditions Precedent and all conditions of the Conversion set forth in the Transaction Documents, the California General Partnership shall file the following:

                 1. The Certificate of Limited Partnership with the Secretary of State of the State of Delaware;

                 2. The Delaware Certificate of Conversion with the Secretary of State of the State of Delaware;

                 3. Registration of Foreign Limited Partnership with the Secretary of State of the State of California;





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                 4.       The Amended and Restated Statement of Partnership
                          with the County Recorder of the County of San Diego;
                          and

                 5. All other filings or recordings required by either California law or Delaware law in connection with the Conversion.

         (b)     The Conversion shall become effective on the Effective Date.

         (c) At the Effective Date, the California General Partnership shall be converted to the Delaware Limited Partnership in accordance with
Section 17-217 of the DEL. RULPA and Article 9 of the CAL. UPA.

         (d) The name of the Delaware Limited Partnership shall be "Morning View Terrace - PGP, L.P."

         (e) The Conversion Agreement shall be made available to PGP-MVT and any Existing Partner upon request.

         (f) An executed copy of the Conversion Agreement shall be kept permanently at the principal office of the Delaware Limited Partnership.

         SECTION 2.3.  CONTRIBUTION OF CAPITAL.

         (a) At the Closing, PGP shall cause, and PGP-MVT shall contribute, the PGP-MVT Capital Contribution to the California General Partnership.

         SECTION 2.4.  CONTINUATION OF INTERESTS.

         (a) Upon execution of the California General Partnership Amendments, the Existing Partners shall own Partnership Units. The number of Partnership Units owned by Existing Partners shall be equal to the Net Value of the California General Partnership divided by the PGP Share Price. The total Partnership Units owned by the Existing Partners shall be allocated among the individual Existing Partners as set forth in Exhibit N attached hereto. The "ownership interest" of the individual Existing Partners shall be determined by dividing the number of Partnership Units owned by such Existing Partner by the total number of Partnership Units owned by all Existing Partners from time to time.

         (b) At the Date, any Added Net Value shall be ascertained, and if Added Net Value exists, the Existing Partners shall be deemed to own, pro rata in accordance with their initial Partnership Units, that additional number of Partnership Units computed by dividing the Added Net Value by the PGP Share Price (determined using the Date in lieu of the Effective Date). For any Existing Partner which exchanges its Partnership Units for cash or PGP common stock (in PGP's discretion) prior to the Date, (i) the Existing Partner shall be credited with the number





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of additional Partnership Units that said Existing Partner would have received had it retained its Partnership Units and (ii) PGP shall remit to said Existing Partner cash, Partnership Units or PGP common stock (in its sole and absolute discretion) as if such additional Partnership Units were exchanged pursuant to the Exchange Rights Agreement on the Date.

         (c) In conjunction with the refunding of the Tax Exempt Debt, if the City of Escondido requires (i) any restrictions on the Property which are in addition to the restrictions that currently encumber the Property or (ii) a maturity date for the Tax Exempt Refunding Debt of sooner than the year 2027, and either of which adversely affects the annual projected gross revenues from the Property, the Net Value shall be readjusted by subtracting the annual difference in gross revenue over the life of the Tax Exempt Refunding Debt divided by .083. The Existing Partners' Partnership Units shall then be adjusted correspondingly.

         (d) The interests of PGP-MVT and the Existing Partners in the Delaware Limited Partnership shall be equivalent to the interests of PGP-MVT and the Existing Partners in the California General Partnership prior to the Conversion but after execution of the California General Partnership Amendments.

         (e) At the Effective Date, distributions from the Delaware Limited Partnership shall be governed by the provisions set forth in the LP Agreement.

         (f) At the Effective Date, allocations of profit and loss shall be governed by the provisions set forth in the LP Agreement.

         SECTION 2.5. EXCHANGE OF PARTNERSHIP INTERESTS. As provided in and subject to the Exchange Rights Agreement, the Existing Partners of the Delaware Limited Partnership shall have the right, exercisable in their discretion, to sell their Partnership Units to PGP for common stock of PGP or cash, at PGP's election. The Exchange Rights Agreement shall be substantially in the form attached hereto as Exhibit B, with such additions thereto and changes therein as are approved by the parties executing the same, with such approval to be conclusively evidenced by the execution and delivery of the Exchange Rights Agreement. Notwithstanding any provision herein to the contrary, if the Property is sold, all Partnership Units held by the Existing Partners shall be mandatorily converted to the common stock of PGP and shall be automatically deemed tendered for acquisition by PGP pursuant to Section 4 of the Exchange Rights Agreement; provided, however, that the immediately preceding sentence shall not apply in the event the Property is sold for less than its Carrying Value (as that term is defined in the LP Agreement) or is otherwise sold for a loss for either book or tax purposes.

         SECTION 2.6. SAME ENTITY. Pursuant to the CAL. UPA and for all purposes, upon Conversion the Delaware Limited Partnership shall be the same entity that existed before Conversion.

         SECTION 2.7. RIGHTS UPON CONVERSION. At the Effective Date, for all purposes of the laws of the State of Delaware and the State of California, all of the rights, privileges and powers of the California General Partnership, and all of the Property, real and personal and mixed, and all debts due to such California General Partnership, as well as all other things and causes of action belonging to the California General Partnership, shall be vested in the Delaware Limited Partnership and shall thereafter be the Property of the Delaware Limited Partnership, and the title to any Property vested by deed or otherwise in the California General Partnership shall not revert or be in any way impaired by reason of the DEL. RULPA; but all rights of creditors and all liens upon any Property of the California General Partnership shall be preserved unimpaired, and all debts, liabilities and duties of the California General Partnership shall thenceforth attach to the Delaware Limited Partnership, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         SECTION 2.8.  PRORATIONS.

         (a) Nature and Purpose of Prorations. Even though the California General Partnership and the Delaware Limited Partnership are the same entity and the transaction provided herein does not involve the transfer of assets, the parties have agreed to certain prorations as if assets were being transferred in order to reflect the economic agreement of the parties. The prorations shall be between the Existing Partners and the Delaware Limited Partnership. For the purpose of determining the net proration credit and debit, the Existing Partners shall be credited with all cash of the California General Partnership at the Closing. As between the Existing Partners and the Delaware Limited Partnership, the Delaware Limited Partnership shall be deemed to be the owner of the assets of the Delaware Limited Partnership on the date of the Closing. The sum of the amounts prorated to the Delaware Limited Partnership shall be subtracted from the sum of the amounts prorated to the Existing Partners, and the difference (if positive) shall be referred to herein as the "Net Credit to the Existing Partners." The sum of the amounts prorated to the Existing Partners shall be subtracted from the sum of the amounts prorated to the Delaware Limited Partnership, and the difference (if positive) shall be referred to herein as the "Net Credit to the Delaware Limited Partnership." The California General Partnership has distributed to the Existing Partners all right, title and interest in and to such Net Credit to the Existing Partners, and if the prorations result in a Net Credit to the Existing Partners, the Delaware Limited Partnership shall pay in cash an amount equal to the Net Credit to the Existing Partners on the Closing. If the Delaware Limited Partnership does not have sufficient cash to make such a payment, the Delaware Limited Partnership shall, as soon as possible after the Closing, pay the deficiency to the Existing Partners. If the prorations result in a Net Credit to the Delaware Limited Partnership, the Existing Partners shall contribute cash to the California General Partnership on the Closing in the amount thereof.

         (b) Items to Prorate. All real estate taxes and assessments levied against the Real Property, all personal property taxes levied with respect to the Tangible Personal Property, if any, rents and other payments then due and payable under any of the Tenant Leases and all other income from or charges against any of the Property (including, without limitation, all operating expenses) shall be prorated as of the Closing in accordance with the principles contained in paragraph (c) below.

         (c) Principles of Proration. The prorations shall be made in accordance with the following principles:

                 1. The term "Current Month Rents" means Rents which are payable under the Leases in the month ("Current Month") in which the Closing occurs. Current Month Rents which have actually been received by the California General Partnership shall be prorated as of the Closing. All Rents due prior to the Current Month and unpaid, and the Existing Partners' pro rata share of any unpaid Rents for the Current Month (collectively "Existing Partner Rents") shall be the property of the Existing Partners and shall be collected as provided in paragraph (e) below.

                 2. As used herein, "Security Deposits" shall means the amount of all money or other things of value (including without limitation, certificates of deposit, letters of credit or the like), whether designated as security deposits, prepaid rents or by some other name, given by tenants under the Leases and which are conditionally repayable to such tenants or applicable to future rent obligations under the terms of the Leases. Security Deposits shall be credited to the Delaware Limited Partnership. The Delaware Limited Partnership shall assume the Security Deposits to the extent of such credit.

                 3. Current Month Rents and other payments under the Leases shall be prorated based only on the current ascertainable amounts of such rents.

                 4. Current Month Rents and other payments received that are due under the Leases for that portion of the Current Month or any other month which is on or after the date of the Closing shall be credited to the Delaware Limited Partnership.

                 5. Any other prorated items shall similarly be prorated based only on currently ascertainable amounts of such payments and items.

                 6. If possible, utility charges shall be prorated based on meter readings taken on the date of the Closing, but if that does not occur, utility charges will be prorated based on the assumption that utility charges were uniformly incurred during the billing period.

                 7. All unpaid expenses associated with services provided, or goods delivered and consumed, to the California General Partnership prior to the Closing shall be allocated to the Existing Partners.

                 8. All costs associated with termite eradication which shall be credited as an expense to the California General Partnership.

         (d) Post-Closing Proration Adjustments. As soon after the Closing as all of the relevant information is available, the Delaware Limited Partnership and the Existing Partners shall adjust the prorations made on the date of the Closing to prorate as of date of the Closing any items of proration as set forth in paragraph (b) above (including subsequent or supplementary real estate tax bills) if such items of proration relate to events occurring prior to the date of the Closing.

         (e) Post-Closing Collection of Existing Partner Rents. The Existing Partners hereby appoint the Delaware Limited Partnership as their agent to collect the Existing Partners' prorated portion of the Rents. The Delaware Limited Partnership shall not be obligated to pursue any legal remedy or incur any costs in order to collect the Existing Partners' prorated portion of the Rents other than the issuance of normal tenant billings. All rents collected by the Delaware Limited Partnership shall be applied first against amounts due the Delaware Limited Partnership and then to the Existing Partners' prorated portion of the Rents. Within twenty (20) days after the end of each calendar month starting with the month in which the Closing occurs (i) the Delaware Limited Partnership shall submit to the Existing Partners a statement showing the amount of the Existing Partners' pro rata portion of the Rents, if any, collected by the Delaware Limited Partnership during such month, and (ii) the Delaware Limited Partnership shall remit to Existing Partners all of the Existing Partners' pro rata portion of the Rents collected by the Delaware Limited Partnership during such month.

         (f) Property Tax Refunds. Property Tax Refunds have been assigned by the California General Partnership to the Existing Partners. In the event that the Delaware Limited Partnership should receive any Property Tax Refunds, it shall promptly, and in no event later than ten (10) days after receipt thereof, remit the same to the Existing Partners.

         (g) Tax Exempt Debt Reserves. Tax Exempt Debt Reserves have been assigned by the California General Partnership to the Existing Partners. In the event that the Delaware Limited Partnership should receive any Tax Exempt Debt Reserves, it shall promptly, and in no event later than ten (10) days after receipt thereof, remit the same to the Existing Partners.

         (h)     Remittance to Existing Partners.  For all purposes of this
Section 2.8, the obligation of the Delaware Limited Partnership to remit any funds or submit any reports or statements to the Existing Partners shall be satisfied by the remittance of funds or the submission of reports or statements to the person identified in Section 12.3 herein. The Delaware Limited Partnership shall not be required to distribute funds, reports or statements to any Existing Partner other than the person identified in Section 12.3 herein. The Existing Partners acknowledge and agree that (i) the person identified in
Section 12.3 herein shall be solely responsible for distributing all funds, reports or statements to individual Existing Partners and (ii) the Existing Partners are responsible for notifying, in writing, the Delaware Limited Partnership of any change in the identity of the person identified in Section 12.3.

         (i) Fees and Costs. Any fees, costs, or expenses associated with the withdrawal, return or collection of the Property Tax Refunds and the Tax Exempt Debt Reserves, including, without limitation, any investment breakage fees or early withdrawal penalties, shall be borne solely by the Existing Partners.

         SECTION 2.9. CONVERSION NOT A DISSOLUTION. Pursuant to Section 17-217 of the DEL. RULPA and Section 16909 of the CAL. UPA, the Conversion of the California General Partnership to the Delaware Limited Partnership shall not constitute a dissolution of the California General Partnership, and the California General Partnership shall not be required to wind up its affairs or pay its liabilities and distribute its assets.

         SECTION 2.10.  MANAGEMENT AND FEES.

         (a) PGP shall provide property and entity level management and services for the Delaware Limited Partnership in accordance with the management agreement, the form of which is attached hereto as Exhibit M. The management agreement shall be substantially in the form attached hereto as Exhibit M, with such additions thereto and changes therein as are approved by the parties executing the same, with such approval to be conclusively evidenced by the execution and delivery of the management agreement.

         (b) In exercising its management duties, PGP shall not retain the existing employees and management agents of the California General Partnership for the Property. Unless PGP-MVT or PGP provides the Existing Partners with written notice to the contrary, the California General Partnership shall (i) cause all employment and management agreements respecting the Property to be terminated effective as of the date of the Closing (but not before), and deliver evidence of such termination to PGP-MVT, and (ii) remove all employees and management personnel from the Property on the date of the Closing (but not before).

         SECTION 2.11. THE LP AGREEMENT. At the Closing, the partnership agreement of the California General Partnership shall be amended and restated in its entirety by the execution of the LP Agreement. The LP Agreement shall be the limited partnership agreement of the Delaware Limited Partnership unless and until further amended in accordance with its terms and applicable law. The LP Agreement shall be substantially in the form attached hereto as Exhibit A. At the Closing, the LP Agreement shall be executed by PGP-MVT and all Existing Partners.

                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF PGP-MVT AND PGP

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF PGP-MVT AND PGP. PGP-MVT and PGP hereby make the representations, warranties, and covenants, as applicable, set forth in this Article 3.

         SECTION 3.2. ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION. PGP-MVT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as it is now being conducted. PGP is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the requisite power and authority to carry on its business as it is now being conducted.

         SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. PGP-MVT and PGP have taken all actions necessary to authorize the execution, delivery and performance by PGP-MVT and PGP of this Agreement, and no other actions on the part of PGP-MVT or PGP are necessary in this regard.

         SECTION 3.4. BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by PGP-MVT and constitutes a valid and binding agreement of PGP-MVT enforceable against PGP-MVT in accordance with its terms. This Agreement has been duly and validly executed and delivered by PGP and constitutes a valid and binding agreement of PGP enforceable against PGP in accordance with its terms.

         SECTION 3.5. NO VIOLATION. The execution and delivery by PGP-MVT and PGP of this Agreement and the consummation of the Conversion will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of the corporate organizational documents of PGP-MVT or PGP or any promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which PGP-MVT or PGP is a party; (ii) an event that would permit any party to accelerate the maturity of any indebtedness or other obligation of PGP-MVT or PGP; or (iii) a violation or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to PGP-MVT or PGP.

         SECTION 3.6. BANKRUPTCY. There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against PGP-MVT or PGP. Without limiting the generality of the foregoing, none of the following have been done by, against or with respect to PGP-MVT or PGP: (A) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue; or (F) a dissolution or liquidation.

         SECTION 3.7. DISCLOSURE. No representation or warranty of PGP-MVT or PGP in this Agreement, or any information, statement or certificate furnished or to be furnished by or on behalf of PGP-MVT or PGP pursuant to this Agreement or any Transaction Documents to which it is a party or in connection with the Conversion contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. All documents delivered by PGP-MVT or PGP to the Existing Partners, or made available to the Existing Partners for review in connection with this Agreement and the Conversion, were at the time delivered or made available, and will be at the time of Closing, true, correct and complete copies of all such documents in PGP-MVT's or PGP's possession or control.

         SECTION 3.8. REPORTS. PGP-MVT and PGP have filed all reports, if any, required by the Securities Exchange Act of 1934, if any, and the information contained therein is materially true and correct as of the date of each such filing. There have been no material adverse developments in the business and operations of PGP-MVT or PGP since the last of such reports so filed, if any.

         SECTION 3.9. BROKERS. Neither PGP-MVT nor PGP have employed any broker or finder, or incurred any liability therefor, in connection with the Conversion.


                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF THE EXISTING PARTNERS

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE EXISTING PARTNERS. The Existing Partners hereby make the representations, warranties, and covenants, as applicable, set forth in this Article 4.

         SECTION 4.2. ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION. The California General Partnership is duly organized, validly existing, and in good standing under the laws of the State of California, and has the power to own all of the Property and assets and to carry on its business as heretofore conducted.

         SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The California General Partnership and each Existing Partner have taken all action necessary to authorize the execution, delivery and performance of this Agreement, and no other proceedings, consents or approvals on the part of the Existing Partners are needed to authorize the execution and delivery of this Agreement. Further, the California General Partnership and each Existing Partner will take all action necessary to authorize the execution, delivery and performance of the Transaction Documents to which they are a party and the consummation by the Existing Partners of the Conversion contemplated hereunder. The parties executing this Agreement have obtained all consents for such execution and have been duly authorized to so execute.

         SECTION 4.4. CONSENTS AND APPROVALS. The Existing Partners have obtained all consents and approvals of third parties necessary for the consummation of the Conversion and the execution and delivery of this Agreement and the Transaction Documents to which they are a party.

         SECTION 4.5. BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the California General Partnership and the Existing Partners and constitutes a valid and binding agreement of the California General Partnership and the Existing Partners enforceable against the California General Partnership and the Existing Partners in accordance with its terms.

         SECTION 4.6. NO VIOLATION. The execution and delivery by the California General Partnership and the Existing Partners of this Agreement and the consummation of the Conversion will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of any Contract or any Lease, License or Entitlement, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement (including partnership agreements), instrument or arrangement to which the California General Partnership is a party or by which it or the Property is bound; (ii) an event that would permit any party to terminate any contract or to accelerate the maturity of any indebtedness or other obligation of the California General Partnership; (iii) a violation or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the California General Partnership or the Property; or (iv) the creation or imposition of any lien, charge or encumbrance on the Property.

         SECTION 4.7. ADEQUATE DISCLOSURE. The California General Partnership and all Existing Partners have been provided with, reviewed, and consented to this Agreement. All Existing Partners have reviewed all of the facts and circumstances of this transaction, and on that basis have executed this Agreement.

         SECTION 4.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except for the Tax Exempt Debt, obligations under any Contracts and Leases, if any, and liabilities arising in the ordinary course of business, the California General Partnership has no material liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required by generally accepted accounting principles, which liabilities could or would remain with the Property or be binding on the Delaware Limited Partnership upon Conversion or which would have an adverse effect upon the Delaware Limited Partnership or the Property.

         SECTION 4.9. COMPLIANCE WITH LAWS. The use and operation of the Property now is, and at the time of Closing will be, in compliance with all Laws which are material to the ownership and operation of the Property. There are no facts which would prevent the Delaware Limited Partnership from using and operating the Property after Closing in the manner in which it is intended to be operated.

         SECTION 4.10. RENT CONTROL. Except for certain regulatory restrictions pertaining to the Tax Exempt Debt, the Property is not subject to any applicable rent control ordinance or law and, to the knowledge of the Existing Partners, no such ordinance or law is pending or threatened by any governmental authority, agency or quasi-governmental entity with jurisdiction over the Property.

         SECTION 4.11. LICENSES, PERMITS, CERTIFICATES OF OCCUPANCY, ZONING, ETC. All Licenses and Entitlements required in connection with the construction, use, or occupancy of the Property have been obtained and are in full force and effect and in good standing. Neither the California General Partnership nor the Existing Partners have taken any action or failed to take any action that would result in the revocation of such Licenses and Entitlements nor have they received written notice that any governmental entity has revoked or intends to revoke any of them due to a violation that has not been cured or otherwise resolved to the complete satisfaction of such governmental entity. The California General Partnership has obtained all necessary easements and approvals to insure vehicular and pedestrian ingress to and egress from the Property. The California General Partnership and Property are in compliance with the terms and provisions of all of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property which are material to the ownership and operation of the Property.

         SECTION 4.12. ENVIRONMENTAL MATTERS. (i) Neither the California General Partnership nor, to the knowledge of the Existing Partners, any previous owner, tenant, occupant, user of the Property, or any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in compliance with Environmental Requirements; and (ii) to the knowledge of the Existing Partners, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property, except in all cases in compliance with Environmental Requirements. To the knowledge of the Existing Partners, no real estate within 2,000 feet of the Property is in material violation of Environmental Requirements.

         SECTION 4.13. TAXES AND ASSESSMENTS. Neither the California General Partnership nor the Existing Partners have received notice of and do not have any knowledge of (i) any proposed increase in the assessed valuation of the Property, or (ii) any existing or proposed assessment that has or may become a lien on the Property.

         SECTION 4.14. PHYSICAL CONDITION. To the knowledge of the Existing Partners, there are no structural defects or deficiencies in the Improvements which individually or in the aggregate would have a material adverse effect on the California General Partnership or on the value of the Property. To the knowledge of the Existing Partners, the Improvements and Tangible Personal Property (including, without limitation, plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, and water and sewage systems presently on or in the Property) are in good working order and condition and are sufficient to serve the needs of the Property. To the knowledge of the Existing Partners, all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property, including, without limitation, cable television service, and waste water treatment facilities permanently dedicated to and reserved for the Property, are and at the time of Closing will be installed to the property lines of the Land, are and at the time of Closing will be connected pursuant to valid unconditional permits, and are and at the time of Closing will be adequate to service the Property and to permit compliance with all Laws.

         SECTION 4.15. LEASES. The Rent Roll for the Property is true, complete and accurate. Except for the Leases and the Tax Exempt Debt Instruments, there are no other leases, licenses or other agreements affecting the occupancy of the Property which would become an obligation of the Delaware Limited Partnership after the Closing. There is no default by the California General Partnership under any Lease.

         SECTION 4.16. NO LITIGATION OR ADVERSE EVENTS. There are no investigations, actions, suits, proceedings or claims pending or, to the knowledge of the Existing Partners, threatened against or affecting the California General Partnership or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign. Neither the California General Partnership nor the Existing Partners have received notice of any, and to the knowledge of the Existing Partners are not subject to any, order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, agency or instrumentality.

         SECTION 4.17. CONTRACTS AND AGREEMENTS. On the Effective Date, there will be no outstanding written or oral Contracts made by the California General Partnership in connection with the Property which in any way binds or affects the Property or the Delaware Limited Partnership other than the Existing Contracts and Leases. There are no Contracts for any improvements to the Property which have not been fully paid for, and the California General Partnership shall cause to be discharged all mechanics' and materialmen's liens, if any, arising from any labor or materials furnished to the Property prior to the Effective Date. With respect to each Existing Contract: (i) it has been duly and validly executed and delivered by the California General Partnership; (ii) it is in full force and effect; (iii) the copy of the Existing Contract delivered by the California General Partnership to PGP-MVT is true and accurate and is unmodified; and (iv) the California General Partnership is not in default under any Existing Contract and no event exists which, with the passage of time or the giving of notice or both, would become a default thereunder on the part of the California General Partnership, and (v) to the knowledge of the Existing Partners, no other party to any Existing Contract is in default under the Existing Contract and nor has any event occurred which, with the passage of time or the giving of notice or both, would become a default thereunder.

         SECTION 4.18. NO OTHER AGREEMENTS. To the knowledge of the Existing Partners, there are no obligations in connection with the Property which will be binding upon the Delaware Limited Partnership or affect the Property after Closing and there are no assessments or bonds assessed or proposed to be assessed, against the Property, except: (i) matters which are set forth in the Approved Title Form; (ii) Existing Contracts; (iii) the Leases; and (iv) the Tax Exempt Debt Refunding Instruments. To the knowledge of the Existing Partners there are no existing or proposed easements, covenants, restrictions, agreements or other documents which affect title to the Property and which are not disclosed by the Approved Title Form or described in the Tax Exempt Debt Refunding Instruments.

         SECTION 4.19. NON-FOREIGN PERSON. No Existing Partner is a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, the California General Partnership is not subject to withholding under Section 26131 of the California Revenue and Taxation Code, and each Existing Partner is a resident of California.

         SECTION 4.20. EMPLOYEES. No employee of the California General Partnership in connection with the Property is covered by a collective bargaining agreement and there are no retroactive increases or other accrued and unpaid sums owed to any such employee. There is no labor trouble, dispute, grievance, controversy or strike pending or, to the knowledge of the Existing Partners, threatened against the California General Partnership and the Existing Partners do not know of any basis for any such trouble, dispute, grievance, controversy or strike.

         SECTION 4.21. BROKERS. Neither the California General Partnership nor the Existing Partners have employed any broker or finder, or incurred any liability therefor, in connection with the Conversion.

         SECTION 4.22. OPERATING STATEMENTS. All operating statements and other financial statements filed with any state or federal authority and provided by the Existing Partners to PGP-MVT fully reflect the matters stated therein, including operation of the Property for the periods covered and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by the California General Partnership for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property. Since the end of the latest period covered by such financial statements, there have been no transactions or occurrences materially affecting the operating expenses (or items thereof) associated with the Property. The foregoing does not constitute a representation and warranty as to future income or expenses of the Property.

         SECTION 4.23. EXISTING DEBT. The only tax exempt debt encumbering the Property is the Tax Exempt Debt. All Tax Exempt Debt Instruments are reflected on Exhibit C. All of the information contained on the foregoing
Exhibit is true, accurate, and complete in all material respects.

         SECTION 4.24. SECURITY DEPOSITS. All Tenant security deposits are reflected on the Rent Roll. There are no other deposits held by the California General Partnership, nor any of the Existing Partners, in connection with the Property.

         SECTION 4.25. DEPOSITS AND REIMBURSEMENTS. Except for the Property Tax Refunds and the Tax Exempt Debt Reserves, all Deposits and Reimbursements are the property of the California General Partnership and shall, by operation of law, become the property of the Delaware Limited Partnership, and the Existing Partners shall not be entitled to any such Deposits and Reimbursements. The California General Partnership has assigned all right, title and interest in the Property Tax Refunds and the Tax Exempt Debt Reserves to the Existing Partners and the same are not now the property of the California General Partnership and will not become the property of the Delaware Limited Partnership.

         SECTION 4.26. BANKRUPTCY. There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against the California General Partnership or any Existing Partner. Without limiting the generality of the foregoing, none of the following have been done by, against or with respect to the California General Partnership or any Existing Partner or as concerns any right, claim or interest of such California General Partnership or Existing Partner in or to any assets or property of the California General Partnership as concerns any right, claim or interest of such affiliate in or to any assets or property of the California General Partnership: (A) the commencement of a case under the Bankruptcy Code or any Insolvency Laws; (B) the appointment of a custodian, agent, trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue; (F) a dissolution or liquidation; or (G) any property transferred, concealed, or removed with intent to hinder, delay, or defraud creditors.

         SECTION 4.27. DISCLOSURE. No representation or warranty of the Existing Partners in this Agreement, or any information, statement or certificate furnished or to be furnished by or on behalf of the Existing Partners pursuant to this Agreement or in connection with the Conversion contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. All documents delivered by the Existing Partners to PGP-MVT or PGP, or made available to PGP-MVT or PGP for review in connection with the Conversion, were at the time delivered or made available, and will be at the time of Closing, true, correct and complete copies of all such documents in the California General Partnership's or the Existing Partners' possession or control. To the Existing Partners' knowledge, all of the California General Partnership's files in connection with the Property in its possession or control were delivered to or made available to PGP-MVT or PGP for its review and there are no documents required for a complete understanding of or which are otherwise of significance in evaluating the Property which are not contained in the California General Partnership's files or which have not been delivered or made available to PGP-MVT or PGP.

         SECTION 4.28.  SOLVENCY AND EQUIVALENCY OF VALUE REPRESENTATIONS.

                 (a) The California General Partnership is not or, by virtue of the transactions contemplated by this Agreement, will not be, rendered any of the following:

                          1. insolvent, as that term is used or defined under any applicable Insolvency Law;

                          2. possessed of debts greater than the fair or salable value of all of its Property;

                          3. generally not paying or unable to pay its debts as they become due or mature; or

                          4. engaged in any business or transaction, or is about to engage in any business or transaction, for which any Property remaining with it after the Conversion is unreasonably small capital.

         SECTION 4.29. EXISTENCE OF TAX EXEMPTION; GOOD COSTS/BAD COSTS DURING CONSTRUCTION. Nothing has come to the attention of the Existing Partners, and the Existing Partners have no knowledge of any facts or claims which would lead them to believe, that interest on the Tax Exempt Debt has at any time, or will prior to, the Closing (i) not been excluded from gross income for federal income tax purposes, and (ii) is an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations, and
(iii) is further not exempt from personal income taxation imposed by the State of California. The California General Partnership has complied with all covenants contained in any and all documents and laws required to be complied with to ensure that such interest payable with respect to the Tax Exempt Debt is and continues to be excluded from gross income for federal income tax purposes. At least ninety percent (90%) of the proceeds of the Tax Exempt Debt have been expended to pay for Qualified Project Costs.

         SECTION 4.30. INDEPENDENT TAX ADVICE. Each and every Existing Partner does hereby represent that said Existing Partner has sought, or knowingly declined, independent tax advice and has not relied upon PGP, PGP-MVT, or their counsel for evaluating the merits of this transaction. Among other things, it is acknowledged that all state and federal income tax considerations and consequences relevant to the California General Partnership and/or the Existing Partners are not the responsibility of PGP or PGP-MVT, and neither the California General Partnership nor the Existing Partners have relied or will rely on PGP or PGP-MVT with regard thereto, but instead will rely on their own tax, business and legal advisors therefor and with respect thereto. Each and every Existing Partner does hereby acknowledge and agree that

PGP and PGP-MVT shall have no liability, obligation, duty, or responsibility to the California General Partnership or the Existing Partners for any tax consequence, impact, or affect resulting, directly or indirectly, from any of the transactions contemplated by this Agreement. In addition, the parties hereto have mutually agreed upon the Net Value and PGP and PGP-MVT shall have no liability, obligation, duty or responsibility to the General Partnership or the Existing Partners for any tax, economic, contractual, or other consequence, impact, or affect resulting, directly or indirectly, from the foregoing valuation. All such liability, obligation, duty, and responsibility for the tax consequences and the valuation of the Property shall be that of the California General Partnership and the Existing Partners, and the California General Partnership shall indemnify, defend, save, and hold harmless PGP, PGP-MVT and their officers, directors, employees, agents, attorneys, advisors, and the like with respect thereto.

                                   ARTICLE 5
                      COVENANTS AND AGREEMENTS OF PGP-MVT

         SECTION 5.1. NO TAX TERMINATION OR DISSOLUTION. As set forth in the LP Agreement, PGP-MVT and PGP hereby covenant and agree that for the five (5) year period immediately following the Closing, PGP-MVT and PGP will be restricted in their ability to (i) sell, transfer or otherwise dispose of the Property, (ii) pay down the Tax Exempt Refunding Debt, and (iii) in the case of PGP-MVT, dispose of its general partnership interest.

                                   ARTICLE 6
               COVENANTS AND AGREEMENTS OF THE EXISTING PARTNERS

         SECTION 6.1. EXISTENCE OF TAX EXEMPTION; GOOD COSTS/BAD COSTS DURING CONSTRUCTION. Prior to the Closing, the Existing Partners shall provide a certificate regarding Qualified Project Costs substantially in the form of Exhibit F attached hereto, with such back-up materials as requested by PGP-MVT, certifying that at least ninety percent (90%) of the proceeds of the Tax Exempt Debt were expended to pay for Qualified Project Costs.

         SECTION 6.2. ACTIONS AFFECTING ASSETS. The California General Partnership shall not sell, assign, lease, pledge, transfer or encumber any of the Property, or enter into any other consent, commitment, understanding or other agreement, or incur any obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto. The California General Partnership and the Existing Partners shall use diligent efforts to avoid knowingly committing or permitting to occur, any action which will result in a violation of any Law between the date hereof and the Closing.

         SECTION 6.3. ACCESS TO PROPERTY AND RECORDS. Upon reasonable notice and during regular business hours, the California General Partnership shall give PGP-MVT, and its authorized representatives, full access to the California General Partnership's personnel, properties, documents, contracts, facilities, books, equipment and records and to the Property.

         SECTION 6.4. LICENSE AND ENTITLEMENTS. Through the Closing, the California General Partnership shall maintain all Licenses and Entitlements in full force and effect, shall file timely all reports, statements, renewal applications and other filings, and shall pay timely all fees and charges in connection therewith that are required to keep the Licenses and Entitlements in full force and effect.

         SECTION 6.5. NO EXTRAORDINARY TRANSACTIONS. Until the Closing the California General Partnership will conduct its business in the ordinary and usual course as such business was conducted prior to the date hereof and not engage in any extraordinary transactions without PGP-MVT's prior written consent. Extraordinary transactions shall include, without limitation, the sale of any real property or any material asset, increase in compensation of any employees, implementation, modification or termination of any plan for the benefit of employees, issuance of any options, warrants or securities, borrowing of any funds under existing credit arrangements or otherwise, entering into any new contract or agreement (or extending any existing contract or agreement) unless such is cancelable by the California General Partnership (and after the Closing, by the Delaware Limited Partnership) in their discretion on a maximum of thirty (30) days' notice.

         SECTION 6.6. SOLICITATION OR NEGOTIATION. Neither the California General Partnership nor any of the Existing Partners shall initiate or solicit any inquiries or offers with respect to, and shall not agree to, any merger, acquisition or other offer involving the California General Partnership, any interest in the California General Partnership, or any of its Property or securities.

         SECTION 6.7. INSURANCE. Through the Closing, the California General Partnership shall maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property, at its own expense.

         SECTION 6.8. TAXES AND ASSESSMENTS. Except as otherwise provided in this Agreement, the California General Partnership shall pay or discharge before delinquent all tax liabilities and obligations, including, without limitation, those for federal, state or local income, property, unemployment, withholding, sales, use and other taxes that are payable prior to the date of the Closing.

         SECTION 6.9. BINDING COMMITMENTS. The California General Partnership shall not make any material commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon the Delaware Limited Partnership or the Property without PGP-MVT's prior written consent in each case.

         SECTION 6.10. OPERATION OF PROPERTY. The California General Partnership shall continue to operate and maintain the Property in the ordinary course of its business, consistent with past practice, and will maintain the Property in substantially its present order and condition

(and make all emergency repairs and replacements), and the Property on the date of the Closing shall be in substantially the same condition it was on the date this Agreement was executed by PGP-MVT, reasonable wear and tear excepted. Without limiting the generality of the foregoing, no fixtures, equipment or other Personal Property shall be removed from the Property unless prior to the date of the Closing the same are replaced with similar items of at least equal quality and value.

         SECTION 6.11. CLOSING INFORMATION. Five (5) business days prior to Closing the California General Partnership shall deliver to PGP-MVT a current Rent Roll for the Property.

                                   ARTICLE 7
                         PGP-MVT'S CONDITIONS PRECEDENT

         SECTION 7.1. PGP-MVT'S CONDITIONS PRECEDENT. The obligation of PGP-MVT to consummate the Conversion shall be subject to fulfillment (or waiver) at or prior to the Closing Deadline of the following conditions precedent (the "PGP-MVT Conditions Precedent"):

         (a) Representations, Warranties and Covenants. The representations, warranties and covenants made in this Agreement or in any other Transaction Document by any person or entity other than PGP-MVT shall be true and correct in all material respects when made and on and as of the Effective Date as though such representations, warranties and covenants were made on and as of the Effective Date.

         (b) No Material Adverse Change. None of the following shall have occurred: (i) any actual, pending, or threatened taking of any portion of the Property by condemnation or eminent domain; (ii) subject to Section 12.11, destruction of any portion of the Property regardless of cause; (iii) the discovery of any Hazardous Materials on the Property other than as disclosed in writing by the Existing Partners to PGP-MVT or PGP prior to the date hereof or discussed in any environmental audit approved by PGP-MVT for the Property prior to the date hereof; (iv) if any data, information, facts or material provided to or obtained by PGP-MVT or PGP regarding the California General Partnership, the Existing Partners, the Property, the Leases, the Rent Roll, the Transaction Documents or the Tax Exempt Debt proves to be false or misleading in any material respect, or if any new material adverse fact concerning the same comes to the attention of PGP-MVT, (v) significant adverse or worsening local, regional, national or international business conditions, including without limitation, rising interest rates; or (vi) any of the Existing Partners fail to comply with the provisions of this Agreement or any other Transaction Document.

         (c) PGP-MVT Board Approval. The Board of Directors of PGP-MVT shall have approved this Agreement and the other Transaction Documents to which it is a party and the Conversion.

         (d) PGP Board Approval. The Board of Directors of PGP shall have approved the Exchange Rights Agreement and any other Transaction Documents to which it is a party.

         (e) Delivery of Closing Requirements. Prior to or concurrently with the Closing, the Existing Partners shall have executed and delivered, or caused to be executed and delivered, each of the documents and items identified in Article 10, below to be executed and delivered by it.

         (f) No Order or Injunction; Governmental Filings. The consummation of the Conversion shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction. All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Conversion shall have been obtained.

         (g) PGP-MVT's Approval of Tax Exempt Debt Refunding Instruments. PGP-MVT shall have received all of the Tax Exempt Debt Refunding Instruments and approved the terms thereof.

         (h) Contingent Upon Closing Terrace Gardens Transaction. The performance of the Conversion is contingent upon the closing of the "Conversion" described in the Restructuring Agreement, dated as of May 23, 1997 for Terrace Gardens Apartments, a California general partnership.


                                   ARTICLE 8
                    EXISTING PARTNERS' CONDITIONS PRECEDENT

         SECTION 8.1. EXISTING PARTNERS' CONDITIONS PRECEDENT. The obligation of the Existing Partners to consummate the Conversion shall be subject to fulfillment (or waiver) at or prior to the Closing Deadline of the following conditions precedent (the "Existing Partners' Conditions Precedent"):

         (a) Representations, Warranties and Covenants. The representations, warranties and covenants made by PGP-MVT in this Agreement or in any other Transaction Document, and the representations, warranties and covenants made by PGP-MVT in the Exchange Rights Agreement or in any other Transaction Document to which it is a party, shall be true and correct in all material respects when made and on and as of the Effective Date as though such representations, warranties and covenants were made on and as of the Effective Date.

         (b) Delivery of Closing Requirements. Prior to or concurrently with Closing, PGP-MVT shall have executed and delivered, or caused to be executed and delivered, each of the documents and items identified in Article 10, below to be executed and delivered by it.

         (c) No Order or Injunction; Governmental Filings. The consummation of the Conversion shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction. All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Conversion shall have been obtained.

         (d) PGP-MVT Capital Contribution. Concurrently with Closing, PGP-MVT shall contribute cash to the Delaware Limited Partnership in the amount of the PGP-MVT Capital Contribution.

         (e) Refunding of Tax Exempt Debt. The refunding of the Tax Exempt Debt shall have been consummated and all guarantees (or the equivalent) of the Tax Exempt Debt or the credit enhancement relating to the Tax Exempt Debt shall have been released.

         (f) Contingent Upon Closing Terrace Gardens Transaction. The performance of the Conversion is contingent upon the closing of the "Conversion" described in the Restructuring Agreement, dated as of May 23, 1997 for Terrace Gardens Apartments, a California general partnership.


                                   ARTICLE 9
                                   INDEMNITY

         SECTION 9.1. INDEMNITY OF PGP-MVT AND THE DELAWARE LIMITED PARTNERSHIP. The Existing Partners jointly and severally shall save, hold harmless, indemnify and defend PGP-MVT and the Delaware Limited Partnership, their successors and assigns and their officers, directors, employees, partners, agents and representatives, from and against any Losses and
Liabilities: (i) resulting from the ownership or operation of the Property or the business affairs and transactions of the California General Partnership or the Existing Partners, prior to the Closing; (ii) resulting from any misrepresentation or inaccuracy in or breach of any representation, warranty or covenant by the California General Partnership or any of the Existing Partners in this Agreement or in the Transaction Documents; or (iii) resulting from any claim, cause of action, or the like, by the Existing Partners, the partners of Short Morning View Ltd., a California limited partnership, or by any representative, successor or assign of any such party (whether made individually, as a class, or derivatively, or any other way) as a result of this Agreement, the Transaction Documents or the Conversion, other than a claim for direct breach of an express representation, warranty or covenant by PGP-MVT, PGP or the Delaware Limited Partnership hereunder or under the other Transaction Documents.

         SECTION 9.2. INDEMNITY OF THE EXISTING PARTNERS. Except for Losses and Liabilities covered by Section 9.1, PGP, PGP-MVT or the Delaware Limited Partnership, as the case may be, shall save, hold harmless, indemnify and defend the Existing Partners, their respective successors and assigns and their respective officers, directors, employees, partners, agents and representatives from and against any and all Losses and Liabilities in any way resulting from (i) any misrepresentation or inaccuracy in or breach of any representation, warranty or covenant of PGP-MVT, PGP or the Delaware Limited Partnership in this Agreement or the Transaction Documents, or (ii) the failure of the Delaware Limited Partnership to perform the obligations of the landlord under the Leases (including, without limitation, the obligation to properly apply the Security Deposits) and the Existing Contracts.

         SECTION 9.3.  OFFSET.    Any Losses and Liabilities arising under
Section 9.1 may be offset against all distributions and any other payments by the Delaware Limited Partnership on account of (i) the Partnership Units held by the Existing Partners or by the Short Family Trust (whether as an Existing Partner or as a partner (or former partner) of an Existing Partner), and (ii) in the case of Losses and Liabilities attributable to a breach of any representation, warranty or covenant relating to the Tax Exempt Debt or the Tax Exempt Debt Instruments (including, but not limited to, those set forth in Sections 4.23 and 4.29), all Partnership Units regardless of who holds the same. Neither PGP, PGP-MVT or the Delaware Limited Partnership shall seek to impose liability or recovery against any partner (each an "Other Partner") of Short Morning View Ltd. other than the Short Family Trust, nor seek offset or recovery against any Other Party for any breaches of representations, warranties, covenants, or indemnities hereunder, other than those relating to or described in paragraph (ii) above; and, as to those relating to or described in paragraph (ii) above, such offset and liability shall be limited to offsets against all rights to distributions and stock upon exchange of Partnership Units for common stock in PGP. Any amounts recoverable with respect to Partnership Units held by the Other Partners (or their successors and assigns) shall be recoverable by offset from such Other Limited Partners pro rata based on the relative number of Partnership Units distributed to the Other Partners.

         Subject to the foregoing limitations on remedies for Losses and Liabilities, PGP, PGP-MVT and the Delaware Limited Partnership may pursue any right hereunder against the Existing Partners, the Short Family Trust, or any other person or entity in any order or priority, and no such action shall be a waiver or release of any rights, claims, or causes of action of PGP-MVT or the Delaware Limited Partnership against any person or entity.

         Each Existing Partner hereby unconditionally and irrevocably grants a security interest in its Partnership Units to secure the foregoing obligations, and agrees to deliver such documentation as PGP-MVT and the Delaware Limited Partnership reasonably deems necessary or appropriate to perfect such security interest. Any distribution or other transfer of any Partnership Units by the Existing Partners (including to the partners of Short Morning View Ltd.) shall be made subject to such security interest, and any transferee of such Partnership Units shall, as a condition precedent to receiving such Partnership Units, be obligated to acknowledge the existence of and take subject to such security interest. The power of attorney provisions contained in Section 2.4 of the LP Agreement shall apply with regard to the grant of the security interest herein. The liability for Losses and Liabilities arising under Section 9.1 shall be joint and several. PGP-MVT and the Delaware Limited Partnership shall be entitled to the offset described herein upon its reasonable determination of the existence and amount of the Losses and Liabilities described in Section 9.1. Upon liquidation of the Losses and Liabilities, any offset in excess of such liquidated amount shall promptly be distributed to the Existing Partners affected by the offset, pro-rata.

         Notwithstanding the limitations on liability for Losses and Liabilities, the Existing Partners shall have personal liability for the legal fees and other costs and expenses described in Section 12.6 hereof if either the action or proceeding which resulted in same was brought against the Existing Partner on account of acts or omissions of such persons or entities (other than their indemnity agreements as hereinabove provided), or such action or proceeding was brought by such Existing Partners.

         SECTION 9.4. EXCHANGE NOTICE. In the event any Losses and Liabilities are outstanding at any time, if any party liable for such Losses and Liabilities delivers an Exchange Notice pursuant to the terms of the Exchange Rights Agreement, PGP-MVT and the Delaware Limited Partnership will automatically obtain a lien on the "Common Stock" (as defined in the Exchange Rights Agreement) and any other securities received by the party delivering the Exchange Notice for and to the extent of any such outstanding Losses and Liabilities. Any cash that would have been received by the party delivering the Exchange Notice shall be offset by PGP-MVT and/or the Delaware Limited Partnership, as the case may be, against any outstanding Losses and Liabilities of such party. Such party agrees to take such actions and to execute any additional documentation that PGP-MVT deems appropriate or necessary to create, evidence or perfect such lien.

         SECTION 9.5. SURVIVAL OF PROVISIONS. No payments made pursuant to any of the provisions of this Article 9 shall entitle the paying parties to any repayment or reimbursement from, or any capital account credit in, the Delaware Limited Partnership. The provisions of this Article 9 shall survive the Closing.

                                   ARTICLE 10
                                  THE CLOSING

         SECTION 10.1. THE CLOSING. Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in Articles 7 and 8 and this Article 10.

         SECTION 10.2. DELIVERIES BY THE EXISTING PARTNERS. At Closing, the Existing Partners shall deliver or cause to be delivered (except where specified to remain at the management office of the Property) the following:

                 (a)      The duly executed California General Partnership
Amendments;

                 (b)      The duly executed Conversion Agreement;

                 (c)      The duly executed LP Agreement;

                 (d)      The duly executed Exchange Rights Agreement;

                 (e)      The duly executed Indemnification Agreement;

                 (f) A duly executed affidavit by each Existing Partner that he, she or it is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code in the form of Exhibit L;

                 (g) A duly executed Withholding Exemption Certificate (Form 590) for each Existing Partner;

                 (h) A "bring-down" certificate of the Existing Partners and the California General Partnership certifying that the representations, warranties and covenants made by the Existing Partners, individually and/or collectively, in this Agreement or in any other Transaction Document were true and correct in all material respects when made and are true and correct in all material respects on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of the date of the Closing;

                 (i) A duly executed legal opinion from Sheppard, Mullin, Richter & Hampton expressing the opinions described in Exhibit D attached hereto;

                 (j) Such other documents and instruments as are necessary or appropriate to consummate the Conversion in accordance with the Transaction Documents;

                 (k) Such other documents and instruments as are necessary or appropriate to consummate the refunding of the Tax Exempt Debt;

                 (l)      All Tax Exempt Debt Refunding Instruments;

                 (m)      The "good costs/bad costs" certificate described in
Section 6.1 hereof;

                 (n) All keys to the Property that are not in possession of Tenants and originals of all Existing Contracts and all Leases (each of which may be left at the applicable Property's management office);

                 (o) A duly executed UCC-1 Financing Statement in form and content reasonably satisfactory to PGP-MVT in connection with the grant of the security interest in the Partnership Units contained in Article 9; and

                 (p) The amount of $44,602.74 (or such other amount as determined by the trustee of the Tax Exempt Debt) shall be paid to the trustee of the Tax Exempt Debt, which amount represents the accrued, but unpaid, interest on the Tax Exempt Debt to and including the date of the refunding of the Tax Exempt Debt.

         SECTION 10.3. DELIVERIES BY PGP-MVT. At Closing, PGP-MVT, as the newly constituted general partner of the Delaware Limited Partnership, shall deliver the following:

                 (a)      The duly executed California General Partnership
Amendments;

                 (b)      The duly executed Conversion Agreement;

                 (c)      The duly executed LP Agreement;

                 (d)      The duly executed Indemnification Agreement;

                 (e) The Tax Exempt Debt Refunding Instruments to which it is a party;

                 (f) A duly executed legal opinion from counsel to PGP-MVT expressing the opinions described in Exhibit E attached hereto;

                 (g) Such other documents and instruments as are necessary or appropriate to consummate the Conversion in accordance with the Transaction Documents; and

                 (h)      A duly executed Exchange Rights Agreement.

         SECTION 10.4.  DELIVERIES BY PGP.   At Closing, PGP shall deliver, or
cause to be delivered, the following:

                 (a) The duly executed Indemnification Agreement by PGP and by Terrace Gardens - PGP, L.P., a Delaware limited partnership; and

                 (b)      A duly executed Exchange Rights Agreement.

         SECTION 10.5. AUTHORIZED EXISTING PARTNERS SIGNATORY. The Existing Partners do hereby authorize Donald R. Short, as trustee of the Short Family Trust, to execute on behalf of all of the Existing Partners any and all documents necessary to consummate the Conversion and the execution of the Transaction Documents. Provided, however, that the California General Partnership Amendments, the Conversion Agreement, the Delaware Certificate of Conversion, and any other document which by law requires the signature of all Existing Partners, must be signed by all of the Existing Partners.

         SECTION 10.6. PAYMENT OF TRANSACTION EXPENSES AND DEFERRED MAINTENANCE. The parties agree that if the Conversion is consummated, commencing from the effective date of the Term Sheet, the Delaware Limited Partnership shall bear all Transaction Expenses and Deferred

Maintenance.

                                   ARTICLE 11
                                  TERMINATION

         SECTION 11.1. TERMINATION. This Agreement may be terminated and the Conversion may be abandoned at any time prior to the Effective Date:

         (a) by mutual written consent of PGP-MVT and all of the Existing Partners; or

         (b) by PGP-MVT and the Existing Partners if there shall be any law or regulation that makes consummation of the Conversion illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the California General Partnership from consummating the Conversion is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         (c)     if the Closing does not occur on or before the Closing
Deadline.

         SECTION 11.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

         SECTION 11.3. PAYMENT OF TRANSACTION EXPENSES UPON TERMINATION. Except as provided below, if this Agreement is terminated pursuant to Section 11.1, PGP-MVT and the Existing Partners shall split 50/50 the Transaction Expenses, except Transaction Expenses relating to the refinancing of the Tax Exempt Debt which shall be paid fully by the California General Partnership. The foregoing 50/50 split of Transaction Expenses assumes neither party has a cause of action for its expense reimbursement due to the breach of the other party, as described in Section 11.4. If the Existing Partners terminate this Agreement due to adverse tax ramifications caused by the Conversion, and PGP-MVT consents to such termination, the Existing Partners or the California General Partnership shall pay all Transaction Expenses.

         SECTION 11.4. UNILATERAL TERMINATION. In the event that PGP-MVT or any of the Existing Partners fails to perform or observe any of the covenants, agreements or conditions on its or their part contained in this Agreement or other Transaction Documents, said party shall be considered in default under this Agreement.

         If an event of default shall occur, any of the non-defaulting parties may, in their discretion, proceed to protect or enforce their rights under this Agreement and any of the other Transaction Documents by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the aggrieved party or parties shall deem most effectual in support of any of their rights or duties hereunder.

         No delay or omission of any party to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article 11 to the parties to this Agreement may be exercised from time to time and as often as shall be deemed expedient. In case any party shall have proceeded to enforce any right under this Agreement, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to said party, then and in every such case all of the parties to this Agreement, severally and respectively, shall be restored to their former positions and rights hereunder; and all remedies, rights and powers of the parties shall continue as though no such proceedings had been taken.

         No remedy herein conferred upon or reserved to any party hereunder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.


                                   ARTICLE 12
                                 MISCELLANEOUS

         SECTION 12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The following provisions shall survive the Closing: (i) all representations and warranties contained in this Agreement, (ii) any indemnification provisions of this Agreement, including, but not limited to, those set forth in Section 4.30 and Article 9, and (iii) any provision in this Agreement which states that it shall survive the Closing or a merger of this Agreement in any judgment.

         SECTION 12.2.  AMENDMENTS; NO WAIVERS.

         (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed by PGP-MVT and the Existing Partners.

         (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.3. NOTICES. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service or next day delivery or transmitted by facsimile telecopy, or (iii) two (2) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:


         If to any of the
         Existing Partners:                The Existing Partners
                                           c/o Donald R. Short
                                           740 Metcalf Street, Suite 6
                                           Escondido, CA  92025
                                           Fax No.: (619) 746-0099
                                           Telephone No.: (619) 746-4621

         With a copy to:                   Sheppard, Mullin, Richter & Hampton
                                           650 Town Center, 4th Floor
                                           Costa Mesa, California 92626-1925
                                           Attn:  John R. Simon, Esq.
                                           Fax No.: (714) 513-5130
                                           Telephone No.: (714) 513-5100

         If to the Delaware
         Limited Partnership :             Pacific Gulf Properties Inc.
                                           363 San Miguel Drive, Suite 100
                                           Newport Beach, California 92660
                                           Attn:  Mr. Donald G. Herrman
                                           Fax No.: (714) 721-2714
                                           Telephone No.: (714) 721-2700

         With a copy to:                   Cox, Castle & Nicholson LLP
                                           2049 Century Park East, Suite 2800
                                           Los Angeles, California  90067
                                           Attn:  Lewis G. Feldman, Esq.
                                           Fax No.: (310) 277-7889
                                           Telephone No.: (310) 284-2221


or such other address as either party may from time to time specify in writing to the other.

         SECTION 12.4. INTEGRATION. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among PGP-MVT and the Existing Partners, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the General Partners with respect to the subject matter hereof. Provided, however, any agreement, contract, or document dated subsequent to the date of this Agreement (whether or not executed contemporaneously with this Agreement) shall not be merged into this Agreement, including, without limitation the Conversion Agreement, the

California General Partnership Amendments, the LP Agreement, the Exchange Rights Agreement, and the Tax Exempt Debt Refunding Instruments.

         SECTION 12.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         SECTION 12.6. ENFORCEMENT. If any party hereto institutes any action or proceeding to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its actual attorneys' fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such attorneys' fees, fees, costs and expenses shall include post judgment attorneys' fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

         SECTION 12.7. CONFIDENTIALITY. The California General Partnership and the Existing Partners agree to maintain as confidential and, except as required by law, to not disclose to any third parties, other than to themselves, attorneys, and accounting and business advisors, all information in their possession concerning the Conversion. None of the Existing Partners shall make any public announcement by way of press release or otherwise of the Conversion, but they shall be entitled to describe the Conversion contemplated hereunder amongst themselves and any constituent partners. PGP-MVT shall have the right to disclose any and all information in its possession (confidential or otherwise) concerning the California General Partnership and/or the Conversion for purposes of making any press release concerning the Conversion as PGP- MVT deems necessary or appropriate in its sole and absolute discretion to comply with laws, whether securities, real estate or otherwise.

         SECTION 12.8. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

         SECTION 12.9. EXHIBITS. All exhibits attached hereto are incorporated herein as though fully set forth herein.

         SECTION 12.10. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to prepare, execute, and deliver any further required instruments, and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement and the Transaction Documents.

         SECTION 12.11. RISK OF LOSS. In the event of any of loss or damage to all or any part of the Property by fire or other casualty prior to the Closing that PGP or PGP-MVT reasonably believes could be in excess of $200,000 on the Property, or which materially impedes access to such Property, then notwithstanding the existence of any casualty insurance, PGP or PGP-MVT shall have the option in their sole discretion to: (i) terminate this Agreement and any other Transaction Document to which it is a party in their entirety; or
(ii) continue this Agreement and any Transaction Document to which it is a party, whereupon all available insurance will be used to repair the damage (with appropriate adjustments to the value of the Property to account for any deductible). The provisions of subsection (ii) above shall apply (and survive Closing) in the event of any loss or damage in an amount less than $200,000 provided that (a) said loss is an insurable loss, (b) the California General Partnership is actually insured against such loss, and (c) any proceeds of said insurance are assigned to the Delaware Limited Partnership to be used to repair the damage at the discretion of PGP or PGP-MVT. PGP or PGP-MVT may terminate this Agreement and any other Transaction Document to which it is a party in their entirety for a loss of less than $200,000 which does not meet the conditions set forth in paragraphs (a), (b) and (c) above.

         SECTION 12.12. LEGAL REPRESENTATION. Each party has been represented by legal counsel in connection with the negotiation of the Conversion herein contemplated and the drafting and negotiation of this Agreement and the Transaction Documents. Cox, Castle & Nicholson LLP ("CCN") has represented solely PGP, and Sheppard, Mullin, Richter & Hampton ("SMRH") has represented solely the California General Partnership, in connection with the negotiation, drafting, transactions and matters contemplated under this Agreement and any other Transaction Documents relating to the transactions or matters covered hereby, the LP Agreement and all matters, things, documents and transactions contemplated under the LP Agreement and under this Agreement or the other Transaction Documents. CCN has not provided legal services to or been legal counsel for the California General Partnership, the Existing Partners, and none of the foregoing has relied on CCN in that regard. SMRH has not provided legal services to or been legal counsel for PGP or PGP-MVT and none of the foregoing has relied on SMRH in that regard. The normal rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other Transaction Documents.

         SECTION 12.13. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         SECTION 12.14. GOVERNING LAW. This Agreement shall be construed in accordance with and government by the laws of the State of California, without giving effect to principles of conflicts of law.

         SECTION 12.15. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The signature of each Existing Partner constitutes execution as an Existing Partner on its own behalf and as a partner of the California General Partnership.


         IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement to be duly executed by their respective authorized representatives as of the day and year first-above written.

                                           MORNING VIEW TERRACE,
                                           A CALIFORNIA GENERAL PARTNERSHIP

                                           THE SHORT FAMILY TRUST


                                           By: _______________________________
                                                   Donald R. Short, Trustee

                                           By: ________________________________
                                                   Marilyn M. Short, Trustee

                                           SHORT MORNING VIEW LTD.,
                                           A CALIFORNIA LIMITED PARTNERSHIP

                                           By: The Short Family Trust

                                                   By: _______________________________
                                                            Donald R. Short, Trustee


                                                   By: ________________________________
                                                            Marilyn M. Short, Trustee


                                           PGP MORNING VIEW TERRACE HOLDINGS INC.,
                                           A DELAWARE CORPORATION


                                           By:     _____________________
                                                   Name:
                                                   Title:

                                           PACIFIC GULF PROPERTIES INC.,
                                           A MARYLAND CORPORATION


                                           By:     _____________________
                                                   Name:
                                                   Title:

                                   EXHIBIT A


                                  LP AGREEMENT

                                   EXHIBIT B

                           EXCHANGE RIGHTS AGREEMENT

                                   EXHIBIT C

                          TAX EXEMPT DEBT INSTRUMENTS

         1. Indenture of Trust, dated as of February 1, 1985, as amended by Supplemental Indenture No. 1, dated as of April 1, 1988, between the Issuer and the Trustee;

         2. Loan Agreement, dated as of February 1, 1985, among the Issuer, the Trustee and the Developer;

         3. Regulatory Agreement and Declaration of Restrictive Covenants, dated as of February 1, 1985, among the Issuer, the Trustee and the Developer;

         4. Letter of Credit No. LASB-216457 (formerly Security Pacific National Bank No. 100-0063), dated February 15, 1985, as amended December 28, 1994, issued by the Credit Bank;

         5. Reimbursement Agreement, dated as of February 1, 1985, between the Credit Bank and the Developer; and


         For purposes of this Exhibit, the following terms have the following definitions:

         "Issuer" shall mean the City of Escondido.
         "Trustee" shall mean First Trust of California, National Association. "Developer" shall mean Morning View Terrace, a California general partnership.
         "Credit Bank" shall mean Bank of America National Trust and Savings Association.

                                   EXHIBIT D

                  CALIFORNIA GENERAL PARTNERSHIP LEGAL OPINION

         At the Closing, the California General Partnership shall cause to be delivered to PGP-MVT an opinion of counsel, in form and substance reasonably acceptable to PGP-MVT, containing the legal opinion that: (i) each Existing Partner has the power and authority to enter into and perform its obligations under the Transaction Documents to which they are a party; (ii) all partners of the Existing Partners (and all of the partners of Short Morning View Ltd., a California limited partnership) have consented to the Conversion and the execution of the Transaction Documents; (iii) the Transaction Documents to which they are a party have been duly authorized by all necessary action on the part of each Existing Partner, and have been duly executed and delivered by each Existing Partner; and (iv) the Transaction Documents to which they are a party constitute the legally valid and binding obligations of the Existing Partners, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy laws or the laws affecting the rights of creditors generally. Additionally, in rendering the enforceability opinion described in clause (iv) above, counsel for the Existing Partners shall be entitled to rely on the representation of the Existing Partners, without further investigation, that the solicitation materials utilized by the Existing Partners to obtain the approval of the constituents of the Existing Partners to the Transaction Documents to which they are a party and the transactions herein contemplated did not misstate or omit to state any material fact, and were otherwise accurate and complete in all material respects.

                                   EXHIBIT E

                            LEGAL OPINION OF PGP-MVT

     At the Closing, the PGP-MVT shall cause to be delivered to the Existing Partners an opinion of counsel, in form and substance reasonably acceptable to the Existing Partners, containing the legal opinion that: (i) PGP-MVT has the power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party; (ii) the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of PGP-MVT, and have been duly executed and delivered by PGP-MVT; (iii) the Transaction Documents to which it is a party constitute the legally valid and binding obligations of PGP-MVT, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy laws or the laws affecting the rights of creditors generally.

                                   EXHIBIT F

                            QUALIFIED PROJECT COSTS



Total "Proceeds"

         Par Amount
         Cost on Issuance
         Paydown on Bonds
         Investment Earnings

                          Total "Proceeds"


Project "Good Costs"

         Land (Title and Closing)
         Construction Costs
         Interest/Taxes During Construction
         Supervisor's and Contractor's Fees

                          Total "Good Costs"


Percentage of "Good Costs" to "Proceeds"

                                   EXHIBIT G

                 CALIFORNIA GENERAL PARTNERSHIP AMENDMENT NO. 1

                                   EXHIBIT H

                 CALIFORNIA GENERAL PARTNERSHIP AMENDMENT NO. 2

                                   EXHIBIT I

                               EXISTING CONTRACTS



1.       Vendor:                                            Dewey Pest Control Co.

         Date of Contract:                                  2/28/96

         Term/Cancellation:                                 12 months, thereafter 30 days written

         Services:                                          Pest Control


2.       Vendor:                                            Wells Fargo Guard Services

         Date of Contract:                                  3/1/97

         Term/Cancellation:                                 30 days written notice

         Services:                                          Security Services

3.       Vendor:                                            Richey Pacific Cablevision, Inc.

         Date of Contract:                                  1/1/89

         Term/Cancellation:                                 12/31/98 (with automatic renewal for 5-year period)

         Services:                                          Cable Television Service

                                   EXHIBIT J

                                   RENT ROLL

                                   EXHIBIT K

                              APPROVED TITLE FORM

                                   EXHIBIT L

                      CERTIFICATION OF NON-FOREIGN STATUS

         The undersigned hereby certifies the following:

         1. The undersigned is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code of 1986, as amended (the "Code") and the Income Tax Regulations promulgated thereunder);

         2. The undersigned's U.S. employer or tax (social security) identification number is ____________________.

         The undersigned understands that this Certification of Non-Foreign Status may be disclosed to the Internal Revenue Service by PGP Morning View Terrace Holdings Inc., a Delaware corporation, general partner of Morning View Terrace - PGP, L.P., a Delaware limited partnership (the "General Partner"), and that any false statement contained herein could be punished by fine, imprisonment, or both.

         The undersigned hereby agrees to indemnify, defend and hold the General Partner harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, reasonable attorneys' fees and court costs) incurred by the General Partner as a result of: (i) the undersigned's failure to pay U.S. Federal income tax which the undersigned is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

         Under penalty of perjury I declare that I have examined this Certification of Non-Foreign Status and to the best of my knowledge and belief it is true and correct and complete, and I further declare that I have authority to sign this document.

         Date:  June 12, 1997


                                                                                ____     , a
                                                            -----------------------------


                                                   By:      ________________________

                                                            ________________________
                                                            (Print Name and Title)

                                   EXHIBIT M

                         PROPERTY MANAGEMENT AGREEMENT

                                   EXHIBIT N

                         INTEREST OF EXISTING PARTNERS


                 EXISTING PARTNER                                   INTEREST
                 ----------------                                   --------

                 Short Family Trust                                 49%

                 Short Morning View Ltd.                            51%

                                                                TABLE OF CONTENTS
ARTICLE 1
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 2
AGREEMENTS REGARDING CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

         SECTION 2.1.  THE CALIFORNIA GENERAL PARTNERSHIP AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 2.2.  THE CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 2.3.  CONTRIBUTION OF CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 2.4.  CONTINUATION OF INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 2.5.  EXCHANGE OF PARTNERSHIP INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 2.6.  SAME ENTITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 2.7.  RIGHTS UPON CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 2.8.  PRORATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 2.9.  CONVERSION NOT A DISSOLUTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 2.10.  MANAGEMENT AND FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 2.11.  THE LP AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PGP-MVT AND PGP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

         SECTION 3.1.  REPRESENTATIONS AND WARRANTIES OF PGP-MVT AND PGP. . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 3.2.  ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 3.3.  AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 3.4.  BINDING OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 3.5.  NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 3.6.  BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 3.7.  DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 3.8.  REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 3.9.  BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE EXISTING PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

         SECTION 4.1.  REPRESENTATIONS AND WARRANTIES OF THE EXISTING PARTNERS. . . . . . . . . . . . . . . . . . . .   18
         SECTION 4.2.  ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 4.3.  AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 4.4.  CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.5.  BINDING OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.6.  NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.7.  ADEQUATE DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.8.  ABSENCE OF UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.9.  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 4.10.  RENT CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 4.11.  LICENSES, PERMITS, CERTIFICATES OF OCCUPANCY, ZONING, ETC . . . . . . . . . . . . . . . . . .   20
         SECTION 4.12.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 4.13.  TAXES AND ASSESSMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 4.14.  PHYSICAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 4.15.  LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 4.16.  NO LITIGATION OR ADVERSE EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 4.17.  CONTRACTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 4.18.  NO OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 4.19.  NON-FOREIGN PERSON  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 4.20.  EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

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
         SECTION 4.21.  BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 4.22.  OPERATING STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 4.23.  EXISTING DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 4.24.  SECURITY DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.25.  DEPOSITS AND REIMBURSEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.26.  BANKRUPTCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.27.  DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.28.  SOLVENCY AND EQUIVALENCY OF VALUE REPRESENTATIONS.  . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 4.29.  EXISTENCE OF TAX EXEMPTION; GOOD COSTS/BAD COSTS DURING CONSTRUCTION. . . . . . . . . . . . .   24
         SECTION 4.30.  INDEPENDENT TAX ADVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE 5
COVENANTS AND AGREEMENTS OF PGP-MVT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

         SECTION 5.1.  NO TAX TERMINATION OR DISSOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE 6
COVENANTS AND AGREEMENTS OF THE EXISTING PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

         SECTION 6.1.  EXISTENCE OF TAX EXEMPTION; GOOD COSTS/BAD COSTS DURING CONSTRUCTION.  . . . . . . . . . . . .   25
         SECTION 6.2.  ACTIONS AFFECTING ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 6.3.  ACCESS TO PROPERTY AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 6.4.  LICENSE AND ENTITLEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.5.  NO EXTRAORDINARY TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.6.  SOLICITATION OR NEGOTIATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.7.  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.8.  TAXES AND ASSESSMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.9.  BINDING COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.10.  OPERATION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 6.11.  CLOSING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 7
PGP-MVT'S CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

         SECTION 7.1.  PGP-MVT'S CONDITIONS PRECEDENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 8
EXISTING PARTNERS' CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

         SECTION 8.1.  EXISTING PARTNERS' CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE 9
INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

         SECTION 9.1.  INDEMNITY OF PGP-MVT AND THE DELAWARE LIMITED PARTNERSHIP. . . . . . . . . . . . . . . . . . .   29
         SECTION 9.2.  INDEMNITY OF THE EXISTING PARTNERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         SECTION 9.3.  OFFSET.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 9.4.  EXCHANGE NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 9.5.  SURVIVAL OF PROVISIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE 10
THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

         SECTION 10.1.  THE CLOSING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 10.2.  DELIVERIES BY THE EXISTING PARTNERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 10.3.  DELIVERIES BY PGP-MVT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

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
         SECTION 10.4.  DELIVERIES BY PGP.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 10.5.  AUTHORIZED EXISTING PARTNERS SIGNATORY. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 10.6.  PAYMENT OF TRANSACTION EXPENSES AND DEFERRED MAINTENANCE. . . . . . . . . . . . . . . . . . .   33

ARTICLE 11
TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

         SECTION 11.1.  TERMINATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 11.2.  EFFECT OF TERMINATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 11.3.  PAYMENT OF TRANSACTION EXPENSES UPON TERMINATION. . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 11.4.  UNILATERAL TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE 12
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         SECTION 12.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 12.2.  AMENDMENTS; NO WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 12.3.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         SECTION 12.4.  INTEGRATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         SECTION 12.5.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 12.6.  ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 12.7.  CONFIDENTIALITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 12.8.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 12.9.  EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 12.10.  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 12.11.  RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 12.12.  LEGAL REPRESENTATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 12.13.  TIME OF THE ESSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 12.14.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 12.15.  COUNTERPARTS; EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


EXHIBIT A - LP AGREEMENT
EXHIBIT B - EXCHANGE RIGHTS AGREEMENT
EXHIBIT C - TAX EXEMPT DEBT INSTRUMENTS
EXHIBIT D - CALIFORNIA GENERAL PARTNERSHIP LEGAL OPINION
EXHIBIT E - LEGAL OPINION OF PGP
EXHIBIT F - QUALIFIED PROJECT COSTS
EXHIBIT G - CALIFORNIA GENERAL PARTNERSHIP AMENDMENT NO. 1
EXHIBIT H - CALIFORNIA GENERAL PARTNERSHIP AMENDMENT NO. 2
EXHIBIT I - EXISTING CONTRACTS
EXHIBIT J - RENT ROLL
EXHIBIT K - APPROVED TITLE FORM
EXHIBIT L - CERTIFICATION OF NON-FOREIGN STATUS
EXHIBIT M - PROPERTY MANAGEMENT AGREEMENT
EXHIBIT N - INTERESTS OF EXISTING PARTNERS
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